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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3) and related Prospectuses of Equity Office Properties Trust for the registration of: 9,558,824 common shares of beneficial interest, pertaining to the $325 million in exchangeable notes (registration statement no. 333-47754); 25,000,000 common shares of beneficial interest pertaining to the Equity Office Properties Trust Dividend Reinvestment and Share Purchase Plan (registration statement no. 333-81303); 21,545,034 common shares of beneficial interest, as amended (registration statement no. 333-86079); 1,012,623 common shares of beneficial interest (registration statement no. 333-88481); 137,427 common shares of beneficial interest (registration statement no. 333-69619); 6,854,451 common shares of beneficial interest (registration statement no. 333-62213); 20,210,129 common shares of beneficial interest (registration statement no. 333-59069); 6,000,000 5.25% Series B convertible, cumulative preferred shares of beneficial interest (registration statement no. 333-61105); $1.5 billion common shares of beneficial interest, preferred shares of beneficial interest, common share warrants and preferred share warrants (registration statement no. 333-58729); 1,628,009 common shares of beneficial interest (registration statement no. 333-58687); and 8,205,059 common shares of beneficial shares of beneficial interest (registration statement no. 333-40401); and in the Registration Statements (Form S-8) pertaining to the Equity Office Properties Trust 1997 Non-Qualified Employee Share Purchase Plan (registration statement no. 333-72187); the Amended and Restated 1997 Share Option and Share Award Plan (registration statement nos. 333-72205) and the 1995 and 1997 stock option agreements, stock option agreements under the Cornerstone 1998 long-term incentive plan (registration statement no. 333-39920), of our report dated February 5, 2001, except for Note 26, as to which the date is February 23, 2001, with respect to the consolidated financial statements and schedule of Equity Office Properties Trust included in the 2000 Annual Report (Form 10-K/A) of Equity Office Properties Trust. We also consent to the reference to our firm under the caption "Selected Financial Data" in the 2000 Annual Report (Form 10-K/A) of Equity Office Properties Trust.




                                                          /s/ Ernst & Young, LLP
                                                               Ernst & Young LLP

Chicago, Illinois
June 4, 2001